UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EZFILL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED DECEMBER 31, 2024,

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 16, 2025

This supplement, dated January 13, 2025 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A filed by EzFill Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 31, 2024 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders scheduled to be held at 10:30 a.m., Eastern time, on Thursday, January 16, 2025, at 57 NW 183rd Street, Miami, FL 33169 (the “Annual Meeting”).

This Supplement clarifies the voting standard required for Proposal 1—Election of Directors, as such voting standard is described on pages 4, 6 and 8 of the Proxy Statement.

A stockholder may vote “For” each nominee to the Board of Directors, or the stockholder may abstain from voting with respect to one or more nominees. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the five director nominees receiving the highest number of affirmative votes will be elected as directors. Abstaining from voting shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of directors.

To clarify the above, this Supplement revises the Proxy Statement as follows:

●	Page 4 of the Proxy Statement under the heading “What You Are Voting On” is revised to read as set forth below:

“You may vote “For” each nominee to the Board of Directors, or you may abstain from voting with respect to one or more nominees. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the five director nominees receiving the highest number of affirmative votes will be elected as directors. Abstaining from voting your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of directors.”

●	Page 6 of the Proxy Statement under the heading “Required Vote and Recommendation of the Board of Directors” is revised to read as set forth below:

“Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the five director nominees receiving the highest number of affirmative votes will be elected as directors. Abstaining from voting your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of directors.”

●	Page 8 of the Proxy Statement under the heading “Vote Required” is revised to read as set forth below:

“Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the five director nominees receiving the highest number of affirmative votes will be elected as directors. Abstaining from voting your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of directors.”

Except as described in this Supplement, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information, including information on how to vote your shares and attend the Annual Meeting. Please see “Revocation of Proxies” on page 5 of the Proxy Statement for information on how to change your vote.

This Supplement should be read together with the Proxy Statement. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.